SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CHOCK FULL O NUTS

          GAMCO INVESTORS, INC.
                                 9/25/97            2,694-            7.5000
                                 9/23/97            3,000-            7.4167
                                 9/12/97            5,417-            8.0971
                                 8/22/97            5,000-            7.2575
                                 8/18/97            3,654-            6.9504
                                 8/08/97            5,000             7.2575
                                 8/07/97            5,000-            7.2575


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.




                                       27
SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

PREFERRED CONVERTIBLE STOCK-CHOCK FULL O' CV 8%

          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 9/25/97               32-          107.2500
                                 9/12/97               18-          100.0000
          GAMCO INVESTORS, INC.
                                 9/22/97               10-          108.0000
                                 9/12/97               19-          100.0000
                                 9/12/97                5-             *DO
                                 9/10/97                1-          106.2110
                                 9/10/97               19-          103.0000






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.




                                       28
SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

PREFERRED CONVERTIBLE STOCK-CHOCK FULL O' CV 7%

          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 9/25/97                5-          102.7500
          GAMCO INVESTORS, INC.
                                 9/25/97               75-          103.8000
                                 9/24/97               60-          104.0000
                                 8/19/97               75-          101.0000
                                 7/30/97               20-          101.0000




























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.


                                       29